CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION OF CUSTODIAN

In connection with the Annual Report of Sun Oil & Gas, Corp., a Nevada corporation (the "Company"), on 10-KSB for the period ended January 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Peter G. Wilson, President/Director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2005

/s/Peter G. Wilson
Peter G. Wilson
Sole Officer and Director